Exhibit 99.1
WEX Announces Redemption of Notes

PORTLAND, Maine--(BUSINESS WIRE)-- WEX (NYSE:WEX), a leading financial technology service provider, announced today that it will redeem its outstanding $400 million 4.75% Senior Secured Notes due February 1st, 2023 (the “Notes”) on March 15, 2021. The Company has already sent notice to The Bank of New York Mellon Trust Company, N.A., the trustee for the Notes, of its intent to redeem the Notes.

The redemption price of the Notes is $400 million plus accrued and unpaid interest through the proposed redemption date. The redemption is expected to be funded from cash on hand. The Company currently has more than $800 million in available capacity on a revolver to fund cash needs.

About WEX

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in 20 currencies through approximately 5,000 associates around the world. WEX fleet cards offer 15 million vehicles exceptional payment security and control; purchase volume in its travel and corporate solutions grew to approximately $40 billion in 2019; and the WEX Health financial technology platform helps 390,000 employers and more than 32 million consumers better manage healthcare expenses. For more information, www.wexinc.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: WEX’s intention to redeem its outstanding 4.75% Senior Secured Notes, timing of such redemption, and expectation to fund such redemption from cash on hand. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact our business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices including the impact of any continued reductions in fuel price and the resulting impact on our revenues and net income; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company's acquisitions, specifically including its recent eNett and Optal acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that

Exhibit 99.1
failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, political and economic uncertainty surrounding the United Kingdom's departure from the European Union; the impact of the transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity linked securities, the incurrence of impairment charges if our assessment of the fair value of certain of the Company's reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of WEX’s Annual Report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020 and Item 1A of WEX’s Quarterly Reports for the quarters ended June 30, 2020 and September 30, 2020 filed on Form 10-Q with the Securities and Exchange Commission on August 5, 2020 and November 9, 2020, respectively. WEX’s forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the Acquisition. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts
Media Contact:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763
Investor Contact:
Steve Elder
steve.elder@wexinc.com
207.523.7769